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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Atlantic Power Corporation:

        We consent to the incorporation by reference in the registration statement (No. 333-172926) on Form S-8 and registration statement (No. 333-194204) on Form S-3 of Atlantic Power Corporation and subsidiaries (the "Company") of our reports dated February 26, 2015, with respect to the consolidated balance sheets of the Company as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows for each of the years in the three year period then ended, and the related financial statement schedule "Schedule II—Valuation and Qualifying Accounts," and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of the Company.

/s/ KPMG LLP
New York, New York
February 26, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm